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                                                                   EXHIBIT 10.16


                               THIRD AMENDMENT TO
                         FRANCHISEE FINANCING AGREEMENT

         This Third Amendment to Franchisee Financing Agreement ("Amendment") is made and entered into by and among Textron Financial Corporation, a Delaware corporation ("TFC"), ColorTyme, Inc., a Texas corporation ("ColorTyme"), and Rent-A-Center East, Inc., a Delaware corporation formerly known as Rent-A-Center, Inc. ("RAC").

                                    RECITALS

         A. TFC, ColorTyme and RAC are parties to that certain Amended and Restated Franchisee Financing Agreement dated March 27, 2002, which was amended by that certain First Amendment to Franchisee Financing Agreement dated July 23, 2002, and that certain Second Amendment to Franchisee Financing Agreement dated September 30, 2002 (as previously amended, the "Agreement"). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         B. TFC, ColorTyme and RAC desire to amend the Agreement on the terms set forth in this Amendment.

                                    AGREEMENT

         In consideration of the premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, TFC, ColorTyme and RAC agree as follows:

         1. The Guarantor. RAC recently changed its corporate name, effective December 31, 2002, from "Rent-A-Center, Inc." to "Rent-A-Center East, Inc." From and after the effective date of such name change, all references in the Agreement to "RAC" shall mean Rent-A-Center East, Inc., a Delaware corporation formerly known as Rent-A-Center, Inc. RAC hereby reaffirms all of its obligations under the Agreement, including specifically but without limitation its obligations under the guaranty set forth in Section 5.1 of the Agreement, all of which shall continue in full force and effect. RAC, as the guarantor of all debts, liabilities and obligations of ColorTyme to TFC under the Agreement, hereby consents to the amendment of the Agreement as provided herein.

         2. Interest Rates. Section 1.3 of the Agreement is hereby amended by deleting the existing Section 1.3 in its entirety and substituting in place thereof the following:

                  1.3 Interest Rates. The interest rate on each Receivable shall be determined in accordance with this Section 1.3.

                           (a) Unless otherwise agreed by TFC and ColorTyme and
                  except as otherwise provided in paragraphs (b) or (c) of this
                  Section 1.3, the interest rate on each Receivable shall be the rate established by the following schedule: (i) for each Line of Credit with a Credit Limit (as that term is hereinafter defined) of $1,000,000 or less, the rate will be Prime plus 4.75%; (ii) for each Line of Credit with a Credit Limit of more than $1,000,000, the rate will be Prime plus 3.75%; and
                  (iii) for



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                  each Term Loan, the rate will be the same as the rate
                  applicable to the Franchisee's Line of Credit on the date of such Term Loan. For purposes of this section, "Prime" shall mean the "prime rate" of interest as published in the "Money Rates" section of the Wall Street Journal, as such rate may change from time to time. The applicable interest rate will be a floating rate; changes in such interest rate will be established monthly, effective as of the last business day of the preceding month. Interest will be calculated on the basis of a 360-day year.

                           (b) Beginning with the calendar quarter ended June
                  30, 2003, the interest rate on Receivables may be adjusted from time to time in accordance with this paragraph (b) of this Section 1.3. On a quarterly basis, as of the end of each calendar quarter, TFC shall determine the average spread ("the LIBOR Spread") above the one (1) month London InterBank Offered Rate paid on commercial paper by commercial finance companies rated A2/P2, as reported by Bloomberg Professional, during such calendar quarter. In the event the LIBOR Spread declines by at least twenty-five basis points (25bp) from the rate determined at the end of the previous calendar quarter, the interest rate on Receivables shall thereafter be reduced by twenty-five basis points (25bp) for each twenty-five basis points (25bp) reduction in the LIBOR Spread for the calendar quarter. For the calendar quarter ended March 31, 2003, the LIBOR Spread shall be deemed to be 1.60. In the event the LIBOR Spread subsequently increases by at least twenty-five basis points (25bp) from the rate determined at the end of the previous calendar quarter, the interest rate on Receivables shall thereafter be increased by twenty-five basis points
                  (25bp) for each twenty-five basis points (25bp) increase in the LIBOR Spread for the calendar quarter, but not above the rates set forth in paragraph (a) of this Section 1.3. All adjustments to the interest rates on Receivables effected pursuant to this paragraph (b) of this Section 1.3 shall be in increments of twenty-five basis points (25bp); each such incremental adjustment shall require a change in the LIBOR Spread of at least twenty-five basis points (25bp). Notwithstanding anything in this paragraph (b) of this Section
                  1.3 to the contrary, in no event shall the interest rate on Receivables be reduced below the following rates: (i) for each Line of Credit with a Credit Limit of $1,000,000 or less, Prime plus 3.75%; (ii) for each Line of Credit with a Credit Limit of more than $1,000,000, Prime plus 2.75%; and (iii) for each Term Loan, the rate applicable to the Franchisee's Line of Credit on the date of such Term Loan.

                           (c) In the event TFC's credit rating is hereafter
                  increased to A1/P1, the interest rate on each Receivable shall thereafter be the rate established by the following schedule:
                  (i) for each Line of Credit with a Credit Limit of $1,000,000 or less, the rate will be Prime plus 3.75%; (ii) for each Line of Credit with a Credit Limit of more than $1,000,000, the rate will be Prime plus 2.75%; and (iii) for each Term Loan, the rate will be the same as the rate applicable to the Franchisee's Line of Credit on the date of such Term Loan.



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         The interest rates specified in Section 1.3 of the Agreement, as amended by this Section 2 of this Amendment, shall apply to all new Receivables originated on or after March 31, 2003, and to all Receivables outstanding on March 31, 2003, for which the Franchisees obligated to TFC thereunder consent to the change in the interest rates on such Receivables to those established by this Section 2; the interest rates on all Receivables outstanding on March 31, 2003, for which the Franchisees obligated to TFC thereunder do not consent to the change in the interest rates on such Receivables to those established by this Section 2 will continue at the existing rates, subject to the provisions of
Section 5 of this Amendment.

         3. Use of Proceeds. Section 1.6 of the Agreement is hereby amended by deleting the existing Section 1.6 in its entirety and substituting in place thereof the following:

                  1.6 Use of Proceeds. TFC will advance funds pursuant to a Franchisee's Line of Credit or Term Loan only for the following purposes: (i) the Franchisee's acquisition of Inventory; (ii) the Franchisee's acquisition or conversion of a Store; (iii) the buyout of an ownership interest in the Franchisee; and/or (iv) the Franchisee's working capital.

                           (a) Inventory. Advances for Inventory will be limited
                  to the lesser of (i) the cost of the Inventory acquired by the Franchisee; (ii) the amount of the Franchisee's Credit Limit; or (iii) the amount of the Franchisee's Advance Limit.

                           (b) Store Acquisitions and Conversions. Advances for
                  Store acquisitions and/or conversions (i.e., the acquisition of existing ColorTyme Stores and/or the acquisition of other "rent-to-own" stores for conversion to ColorTyme Stores) will be limited to the lesser of (i) in the case of a Store that has been open for business (either as a ColorTyme Store or as another "rent-to-own" store) for one (1) year or more, the product of the Average Monthly Revenue of the individual Store multiplied by nine (9); (ii) the amount that would cause the Debt-to-Revenue Ratio for the Franchisee to equal or exceed 5:1; (iii) except in the case of advances pursuant to a Term Loan, the amount of the Franchisee's Credit Limit; and (iv) the amount of the Franchisee's Advance Limit. For purposes of this paragraph, "Debt-to-Revenue Ratio" shall mean the ratio of (x) Funded Debt to (y) the Average Monthly Revenue of the Franchisee (calculated on an aggregate basis for all Stores owned and/or operated by such Franchisee and any and all affiliates of such Franchisee); and "Funded Debt" shall mean, as of any date, the total amount of liabilities (including the advance contemplated by this paragraph) that would be reflected on the consolidated balance sheet of Franchisee and its parent and any and all subsidiaries and affiliates, if any, in accordance with generally accepted accounting principles applied on a consistent basis. All Advances for Store acquisitions and/or conversions will be subject to the approval of ColorTyme, but shall otherwise be at the discretion of TFC.

                           (c) Franchisee Owner Buyouts. Advances for the buyout
                  of an ownership interest in a Franchisee, either by the Franchisee or by one (1) or more other owners of interests in the Franchisee, will be limited to the lesser of (i) four hundred thousand dollars ($400,000.00); (ii) except



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                  in the case of Advances pursuant to a Term Loan, the amount of the Franchisee's Credit Limit; or (iii) the amount of the Franchisee's Advance Limit. Advances for Franchisee owner buyouts will be limited to an aggregate balance outstanding at any time of two million dollars ($2,000,000.00); such amount is included in and is not in addition to the credit limit established pursuant to Section 1.1. All Advances for Franchisee owner buyouts will be subject to the approval of ColorTyme, but shall otherwise be at the discretion of TFC.

                           (d) Working Capital. Advances for working capital
                  will be limited to the lesser of (i) the amount by which ColorTyme's minimum working capital requirement exceeds the Franchisee's working capital available from other sources;
                  (ii) sixty thousand dollars ($60,000.00); (iii) except in the case of advances pursuant to a Term Loan, the amount of the Franchisee's Credit Limit; or (iv) the amount of the Franchisee's Advance Limit. Financing for working capital will be made available only to Franchisees designated by ColorTyme as having prior "rent-to-own" experience and approved by ColorTyme for such financing in connection with the opening of a Store, but shall otherwise be at the discretion of TFC.

         For purposes of this section, TFC may rely fully on the representations and/or agreements of the Franchisee with respect to the use of funds, with no obligation to independently verify such information. The use of any such funds by a Franchisee for any purpose not permitted by this section will not affect the obligations of ColorTyme or RAC under this Agreement.

         4. Governing Law. Section 6.15 of the Agreement is hereby amended by deleting the existing Section 6.15 in its entirety and substituting in place thereof the following:

                  6.15 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

         5. Termination of Certain Franchisee Lines of Credit. The parties hereto recognize that the consent of the Franchisees that are presently obligated to TFC pursuant to outstanding Receivables is necessary to effect the change in interest rates contemplated by Section 2 of this Amendment. The parties further recognize that in the event any Franchisee does not consent to such change in writing, in a form that is reasonably required by TFC and approved by ColorTyme, TFC may terminate the Franchisee's Line of Credit in accordance with the terms of the instruments, documents and/or agreements evidencing and governing such Line of Credit.

         6. Change of TFC's Address. The address of TFC for notices or other communications given pursuant to Section 6.5 of the Agreement is hereby changed to the following: Textron Financial Corporation, P.O. Box 2299, Little Rock, Arkansas 72203.

         7. Effect of this Amendment. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the provisions of this Amendment shall prevail. Except as expressly set forth in this Amendment, however, all provisions of the Agreement shall



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remain unchanged and shall continue in full force and effect. This Amendment is hereby incorporated into the Agreement for all purposes.

         8. Effective Date. Except as otherwise provided herein, this Amendment shall be effective as of December 31, 2002.

         IN WITNESS WHEREOF, TFC, ColorTyme and RAC have executed this Amendment on this 24th day of March, 2003.

                                  COLORTYME, INC.
                                  5700 Tennyson Parkway, Suite 180
                                  Plano, Texas 75024

                                  By: /s/ Steven M. Arendt
                                     -------------------------------------------
                                  Name: Steven M. Arendt
                                       -----------------------------------------
                                  Title: President and Chief Executive Officer
                                        ----------------------------------------

                                  RENT-A-CENTER EAST, INC.
                                  5700 Tennyson Parkway, 3rd Floor
                                  Plano, Texas 75024

                                  By: /s/ Mitchell E. Fadel
                                     -------------------------------------------
                                  Name: Mitchell E. Fadel
                                       -----------------------------------------
                                  Title: President and Chief Operating Officer
                                        ----------------------------------------


                                  TEXTRON FINANCIAL CORPORATION
                                  112 West 3rd Street, 2nd Floor
                                  Little Rock, Arkansas 72201

                                  By:   /s/ Douglas K. Bland
                                     -------------------------------------------
                                  Name:     Douglas K. Bland
                                       -----------------------------------------
                                  Title:    Division President
                                        ----------------------------------------



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